Exhibit 99.1

News Release	News Release

Magnum Hunter Provides Update on Status of Annual Report on

Form 10-K and Selected Unaudited Financial and Operating Data

for the Three Months and Twelve Months Ended December 31, 2012

HOUSTON, TX — (Marketwire) — March 18, 2013 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC) (NYSE MKT: MHR.PRD) (NYSE MKT: MHR.PRE) (the “Company” or “Magnum Hunter”) announced today that, due to the reasons previously disclosed in its SEC filings and as further described below, the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 will be delayed beyond the extended due date of March 18, 2013.  The Company is also furnishing in this press release selected unaudited financial and operating data for the three months and twelve months ended December 31, 2012.

Status of Annual Report on Form 10-K

As previously disclosed, Magnum Hunter identified certain material weaknesses in its internal controls over financial reporting in connection with its (i) lack of sufficient qualified personnel to design and manage an effective control environment, (ii) period-end financial reporting processes and (iii) share-based compensation.  Magnum Hunter has implemented, and continues to implement, measures to address these weaknesses in the future.  These measures have included the employment of a significant number of more experienced accounting personnel, including the addition of the following new personnel: a chief accounting officer, a head of financial reporting, a head of internal audit, a head of tax, two Company controllers, and two regional controllers.  In addition, Magnum Hunter is utilizing third party technical resources, including consultants and professional advisory firms, to assist in the implementation of these measures.  Magnum Hunter also intends to implement a new integrated accounting and land information system during fiscal year 2013. The Company may identify additional material weaknesses as it finalizes its financial statements for fiscal 2012 and, if so, it will take appropriate measures to address any such weaknesses.

The Company’s rapid growth, particularly during the last 24 months, has resulted in complex and challenging accounting issues and operational integration matters that have required a significant amount of time and human resources in order to complete the fiscal 2012 audit.  Magnum Hunter continues to work diligently with PricewaterhouseCoopers LLP, its independent auditors, to provide all the necessary information, including the finalization of all adjustments and supporting analysis, so they can complete the audit of the Company’s financial statements for the fiscal year ended December 31, 2012 as promptly as possible.  At this time, Magnum Hunter is not aware of any disagreements with its auditors regarding the Company’s fiscal 2012 financial statements.  In addition, the Company has not discovered any material errors or omissions that would require a restatement of its previously issued unaudited 2012 quarterly financial information.

Magnum Hunter expects to obtain the necessary consents from its lenders under the Company’s senior credit facility to allow the Company to provide its 2012 audited consolidated financial statements at a later date, and also expects to obtain similar consents from the lenders under Eureka Hunter Pipeline, LLC’s credit facilities.  In addition, Magnum Hunter intends to take the appropriate action to prevent or cure any default under the Company’s senior notes indenture resulting from its failure to timely file this audited financial information

GUIDANCE FOR 2012

Selected Unaudited Financial and Operating Data for the Three Months and Twelve Months Ended December 31, 2012

Given the delay in the filing of the Company’s 2012 Annual Report on Form 10-K, the Company is providing the following financial and operating data:

Year ended December 31,	2011		2012**	% Increase

Revenue ($MM)	$113.7		$274.0	141%
Oil and Gas Production (Mboe)	2,011		4,800	139%
Oil and Gas Average Daily Production (Boepd)	5,511		13,200	140%
Adjusted EBITDAX ($MM)	$50.4	*	$160.0	217%

*     See Adjusted EBITDAX Reconciliation

**          The 2012 financial information included in the table above is projected and unaudited and the 2012 operating data in the table above are estimates.

•                  Projected revenue for the three months and year ended December 31, 2012 was approximately $86 million and approximately $274 million, respectively.

•                  Estimated oil and gas production was 1,300 MBoe and 4,800 MBoe for the three months and year ended December 31, 2012, respectively.

•                  Estimated oil and gas average daily production was approximately 14,900 Boe and 13,200 Boe for the three months and year ended December 31, 2012, respectively.

•                  The Company’s oil and gas production rate at December 31, 2012 was in excess of 18,500 Boepd.

•                  Adjusted EBITDAX for the three months and year ended December 31, 2012 is expected to be approximately $50 million and approximately $160 million, respectively.  See “Non-GAAP Financial Measures” below.

•                  Recurring loss per common share for the year ended December 31, 2012 is currently estimated to be less than current analysts’ average consensus estimates of $(0.08) per share.  See “Non-GAAP Financial Measures” below.

LIQUIDITY, ANTICIPATED IMPAIRMENT CHARGES AND DIVIDENDS

The Company had liquidity of approximately $100 million as of March 15, 2013.  The Company believes it has sufficient liquidity and projected cash flow from operations to fund its projected fiscal 2013 upstream capital budget of $300 million, absent any contemplated asset sales.  The Company is continuing to aggressively pursue planned monetizations of certain of its properties, including its Eagle Ford Shale properties, to further enhance its liquidity, and the Company expects to announce the results of such activities in the near future.

The Company anticipates non-cash charges for impairment to its unproved properties and proved properties of approximately $49 million and approximately $16 million, respectively, in the three months ended December 31, 2012.  As a result, the Company expects non-cash charges for impairment to its unproved properties and proved properties of approximately $55 million and approximately $16 million, respectively, in the twelve months ended December 31, 2012. The Company is reviewing whether additional impairment charges will be required. None of the expected impairment charges relate to the Company’s Eagle Ford Shale properties, and any additional non-cash impairment charges that may be identified are not expected to relate to such properties.

The Company plans to pay on or about April 1, 2013 the previously declared dividends on its Series C, D, and E Preferred Stock for March 2013.  Subsequent dividends will be dependent upon the timing of the filing of the 2012 Form 10-K and obtainment of any required consents.

PROVED RESERVES

The Company’s proved reserves, which were disclosed in the Company’s previously released December 31, 2012 reserve update, are not expected to change.  Below is a detailed reserve breakdown.

	Net Proved Reserves as of Year-End 2012 (SEC PRICING)
	Liquids	Gas	Total
Category	(MMBbls)	(Bcf)	(MMBoe)%
PDP	20.8	102.9	38.0	52%
PDNP	1.8	22.7	5.6	8%
PUD	23.3	37.1	29.5	40%
Total Proved Reserves	45.9	162.7	73.1	100%

Conference Call

The Company will host a conference call at 10:30 AM (Central Time), Monday, March 18, 2013, to discuss the information set forth in this press release along with other matters.

To access the conference call, dial (866) 348-0480 (international dial-in use (706) 643-5340) and provide the access code #25535820 when prompted.

An audio recording of this conference call will be available on Tuesday, March 19, 2013, on the Company’s website, www.magnumhunterresources.com, under ‘Investors.’  The audio recording will be available for 12 months.

Non-GAAP Financial Measures

Magnum Hunter defines Adjusted EBITDAX as earnings before (1) exploration expense, (2) depreciation, depletion and amortization expense, (3) non-recurring transaction and other expense, (4) impairments of oil and gas properties, (5) unrealized (gain) loss on derivatives, (6) (gain) loss on sale of assets, (7) interest expense and fees, (8) income tax benefit, (9) non-cash stock compensation expense and (10) non-recurring lease operating expense.  Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP.

Magnum Hunter defines recurring loss per common share as reported net loss attributable to common shareholders, plus non-recurring and non-cash items which include (1) exploration expense, (2) impairment of oil and gas properties, (3) non-cash stock compensation expense, (4) non-recurring and non-cash transaction and other expense, (5) unrealized (gain) loss on derivatives, (6) interest expense fees, (7) (gain) loss on sale of assets, (8) (gain) loss from sale of discontinued operations and (9) income from discontinued operations.

These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures for financial performance prepared in accordance with GAAP.  We believe these non-GAAP financial measures to be important measures for evaluating the relative significance of our financial information used by equity analysts and investors.

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and its subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of crude oil, natural gas and natural gas liquids, primarily in the states of West Virginia, Kentucky, Ohio, Texas and North Dakota and Saskatchewan, Canada.  The Company is presently active in five of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale, Eagle Ford Shale, Pearsall Shale and Williston Basin/Bakken Shale.

For more information, please view our website at www.magnumhunterresources.com.

Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including any estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act.  These forward-looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities and our midstream activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation.  In addition, with respect to any pending transactions described herein, forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of proposed transactions; the ability to complete proposed transactions considering various closing conditions; the benefits of any such transactions and their impact on the Company’s business; and any statements of assumptions underlying any of the foregoing.  In addition, if and when any proposed transaction is consummated, there will be risks and uncertainties related to the Company’s ability to successfully integrate the operations and employees of the Company and the acquired business.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “pursue,” “plan” or “continue” or the negative thereof or variations thereon or similar terminology.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties.  Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following: adverse economic conditions in the United States, Canada and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil, natural gas and natural gas liquids; the effects of government regulation, permitting and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and therefore our oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques; the effects of increased federal and state regulation, including regulation of the environmental aspects, of hydraulic fracturing; the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; regulatory, environmental and land management issues, and demand for gas gathering services, relating to our midstream operations; the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity; changes in results that may occur in connection with the completion of the audit of our 2012 consolidated financial statements; and the consequences we will suffer as a result of failing to timely file our 2012 Form 10-K, including, among other things, our hindering our ability to efficiently access the capital markets, restrictions under our credit facilities and notes indenture (to the extent the requisite consents thereunder are not obtained), and general harm in the marketplace.

These factors are in addition to the risks described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s 2011 annual report on Form 10-K, as amended, filed with the Securities and Exchange Commission, which we refer to as the SEC.  Most of these factors are difficult to anticipate and beyond our control.  Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  You are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this document.  Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements.  Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  We urge readers to review and consider disclosures we make in our reports that discuss factors germane to our business. See in particular our reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the SEC.  All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Adjusted EBITDAX Reconciliation

Twelve Months Ended
($ in thousands)	December 31, 2011
Net income (loss) from continuing operations	$(76,661)
Net interest expense	$12,005
Loss (Gain) on sale of assets	$(185)
Depletion, Depreciation & Amortization	$49,090
Impairment of oil and gas properties	$22,900
Exploration expense	$1,537
Non-Cash Stock Comp. expense	$25,057
Non-recurring acquisition and other expense	$11,636
Non-recurring LOE	$1,533
Income tax benefit	$(696)
Unrealized loss (gain) on derivatives	$4,210

Total Adjusted EBITDAX	$50,428

Contact:

Chris Benton

Assistant Vice President of Finance and Capital Markets

ir@magnumhunterresources.com

(832) 203-4539

March 18, 2013